EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of EntreMed, Inc. and in the related Prospectuses of our reports dated March 5, 2008, with respect to the consolidated financial statements of EntreMed, Inc. and the effectiveness of internal control over financial reporting of EntreMed, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
(1)	Registration Statement Number 333-67063 on Form S-8

(2)	Registration Statement Number 333-41218 on Form S-8

(3)	Registration Statement Number 333-68048 on Form S-8

(4)	Registration Statement Number 333-101617 on Form S-8

(5)	Registration Statement Number 333-80193 on Form S-3

(6)	Registration Statement Number 333-84907 on Form S-3

(7)	Registration Statement Number 333-76824 on Form S-3

(8)	Registration Statement Number 333-104380 on Form S-3

(9)	Registration Statement Number 333-110604 on Form S-3

(10)	Registration Statement Number 333-122309 on Form S-3

(11)	Registration Statement Number 333-87940 on Form S-3

(12)	Registration Statement Number 333-129276 on Form S-3

(13)	Registration Statement Number 333-133190 on Form S-3

(14)	Registration Statement Number 333-132715 on Form S-3
/s/ Ernst & Young LLP
McLean, VA
March 5, 2008